Exhibit 32.2

Certification of Principal Financial Officer

In connection with the filing of the Annual Report on Form 10-K (the “Report”) of PureSafe Water Systems, Inc. (the “Registrant”) for the year ended December 31, 2008, I, Terry R. Lazar, the Chief Executive Officer of the Registrant, certify that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: April 14, 2009	/s/ Terry R. Lazar
Terry R. Lazar